                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Alliance Fiber Optic Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   AFOP LOGO

                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
                           735 NORTH PASTORIA AVENUE
                          SUNNYVALE, CALIFORNIA 94085
                                 (408) 736-6900

                                                                  April 18, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 18, 2001, at 2:00 p.m. at the Sheraton Sunnyvale Hotel, 1100 North Mathilda Avenue, Sunnyvale, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

     A copy of our 2000 Annual Report to Stockholders is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ PETER C. CHANG
                                          Peter C. Chang
                                          Chairman, President and
                                          Chief Executive Officer

                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2001
                            ------------------------

To the Stockholders of Alliance Fiber Optic Products, Inc.:

     The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Sunnyvale Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, on Friday, May 18, 2001, at 2:00 p.m. Pacific Daylight Time, for the following purposes:

     1. To elect two Class I directors to serve until the 2004 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Stockholders of record as of the close of business on March 30, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 735 North Pastoria Avenue, Sunnyvale, California, for ten days before the meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ PETER C. CHANG
                                          Peter C. Chang
                                          Secretary

April 18, 2001

                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
                           735 NORTH PASTORIA AVENUE
                          SUNNYVALE, CALIFORNIA 94085
                                 (408) 736-6900
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Sunnyvale Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, on Friday, May 18, 2001, at 2:00 p.m. Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

REVOCATION OF PROXIES

     The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the two nominees for director listed in this Proxy Statement and "FOR" the ratification of the Company's independent auditors.

WHO CAN VOTE

     Stockholders of record at the close of business on March 30, 2001 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 34,714,225 shares of common stock, $0.001 par value (the "Common Stock"), outstanding. The presence in person or by proxy of the holders of a majority of the Company's outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

REQUIRED VOTE

     Directors are elected by a plurality vote. The two nominees for director who receive the most votes cast in their favor will be elected to serve as directors. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 18, 2001.

                                   IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to Article VI of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes. Each class consists of two directors. Two Class I directors will be elected at the Annual Meeting and will serve until the 2004 Annual Meeting. The Class II directors will continue to serve until the 2002 Annual Meeting and the Class III directors will continue to serve until the 2003 Annual Meeting.

     The two nominees to fill the Class I director seats to serve until the 2004 Annual Meeting are Peter C. Chang and R. David Dicioccio. If either nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

     Biographical information concerning each of the nominees is set forth below.

CLASS I

     Peter C. Chang, 43, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding. From 1984 to 1988, he was an engineer at AlliedSignal Inc. and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.

     R. David Dicioccio, 42, has served as a director since March 2000. Since November 1998, Mr. Dicioccio has served as Managing Member of RDD Associates, LLC, an investor in and strategic advisor to early stage and established technology companies. From 1992 to 1998, he served as Managing Director and Head of the Technology and Communications Investment Banking practice at PaineWebber Incorporated. He has served as a director of Tvia, Inc. and Biogenex Laboratories, Inc. since March 2000 and February 2001, respectively. Mr. Dicioccio received an A.B. in Political Science from Stanford University and an M.B.A. from Harvard University.

     Biographical information concerning the remaining members of the Board of Directors is set forth below.

CLASS II

     Peter T. Morris, 44, has served as a director since July 2000. From 1992 to the present, he has been a general partner of New Enterprise Associates, a venture capital firm. Mr. Morris also serves on the boards of directors of Accelerated Networks, Inc., Packeteer, Inc., Virata Corporation and several private companies. Mr. Morris received both a B.S. in Electrical Engineering and an M.B.A. from Stanford University.

     Michael Tung, 45, has served as a director since June 2000. From January 2001 to the present, Mr. Tung has served as the Chief Financial Officer of Fibera, Inc, a fiber optics company. From July 2000 to December 2000, Mr. Tung served as the Chief Financial Officer of Foxconn Optical Technology Inc. From 1992 to June 2000 he was the Chief Financial Officer of Acer America Corporation. Mr. Tung received a B.A. in Accounting from Tan Kang University in Taiwan.

CLASS III

     Gwong-Yih Lee, 38, has served as a director since August 2000. Since September 1999, when Cisco Systems acquired TransMedia Communications, Inc., Mr. Lee has served as Senior Director and General Manager at Cisco Systems in the Multiservice Switching Business Unit for TransMedia. In March 1998, Mr. Lee established TransMedia and served as its President and Chief Executive Officer until September 1999. Prior to establishing TransMedia, Mr. Lee established DigiCom Systems, Inc. in May 1987 and served as its President and Chief Executive Officer until March 1998. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.

     James C. Yeh, 43, has served as a director since our formation in December 1995. In 1995, Mr. Yeh co-founded Advis, Inc., a developer of video communication and information appliance technologies, and since January 1996 he has served as its Chairman of the Board. Since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a computer PC systems and peripherals company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University, Saint Louis.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF PETER C. CHANG AND R. DAVID DICIOCCIO AS THE CLASS I DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four meetings during the year ended December 31, 2000. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

COMPENSATION COMMITTEE

Number of Members:               Two

Members:                         Mr. Dicioccio
                                 Mr. Yeh

Number of Meetings:              None

Functions:                       Determines salaries, incentives and other forms
                                 of compensation for directors, officers and employees.

AUDIT COMMITTEE

Number of Members:               Three

Members:                         Mr. Lee
                                 Mr. Morris
                                 Mr. Yeh

Number of Meetings:              None

Functions:                       Reviews the Company's internal accounting
                                 procedures and financial management practices with the Company's independent auditors.

                                 Selects independent auditors to audit the Company's books and records, subject to approval of the Board of Directors.

DIRECTOR COMPENSATION

     Except as otherwise described below, the Company has not paid any cash compensation to members of the Board of Directors for their services as directors.

     We reimburse directors for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are not employees also receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock as determined by the Board of Directors on the date of grant, which vests ratably over 36 months. On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director shall receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock, which shall vest ratably over 36 months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     R. David Dicioccio and James C. Yeh serve as members of the Compensation Committee. Since January 2000, R. David Dicioccio has provided financial advisory services as a consultant in exchange for an option to purchase 150,000 shares of Common Stock at an exercise price of $0.20 per share. Mr. Dicioccio's option vests pro-rata over a two year period beginning March 1, 2000. As of December 31, 2000, 93,750 of these shares were unvested and the fair value of the unvested portion was determined to be $547,500 using the Black-Scholes option pricing model.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 2001 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 735 North Pastoria Avenue, California 94085. The percentage of common stock beneficially owned is based on 34,714,225 shares outstanding as of March 30, 2001. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 31, 2001 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual's particular circumstances.

                                                             NUMBER OF SHARES         PERCENTAGE OF
                                                              OF COMMON STOCK          COMMON STOCK
          NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED
          ------------------------------------             ---------------------    ------------------
Directors and Named Executive Officer:
  Peter C. Chang(2)......................................        5,060,000                 14.6%
  R. David Dicioccio(3)..................................          255,833                   *
  Gwong-Yih Lee(4).......................................           25,833                   *
  Peter T. Morris(5)(13).................................        2,005,833                  5.8
  Michael Tung(6)........................................            5,833                   *
  James C. Yeh(7)(11)....................................        3,035,833                  8.7
  David A. Hubbard(8)....................................          425,000                  1.2
5% Stockholders:
  Foxconn Holding Limited(9).............................        8,000,000                 23.0
  Capital Group International, Inc.(10)..................        3,546,000                 10.2
  Entities affiliated with CPY & Associates(11)..........        2,980,000                  8.6
  Transpac Nominees PTE Ltd.(12).........................        2,900,000                  8.4
  Entities affiliated with New Enterprise
     Associates(13)......................................        2,000,000                  5.8
  All Directors and Executive Officers as a group (11
     persons)(14)........................................       12,390,667                 35.1

---------------
  *  Less than 1%.

 (1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

 (2) The 5,060,000 shares include 40,000 shares held in the name of Mr. Chang's minor children and 2,000,000 shares held in the name of the Chang Family LLC. In addition, as of March 31, 2001, the 5,060,000 shares include 708,334 shares subject to the right of repurchase, which right the Company may exercise upon Mr. Chang's termination of employment, and 354,167 shares subject to acceleration of vesting in connection with a change of control.

 (3) Includes 75,000 shares subject to the right of repurchase, which the Company may exercise upon Mr. Dicioccio's termination as a consultant. These 75,000 shares are also subject to acceleration of vesting in connection with a change of control. Includes options to purchase 5,833 shares exercisable within 60 days of March 31, 2001.

 (4) Consists of 20,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Includes options to purchase 5,833 shares exercisable within 60 days of March 31, 2001.

 (5) Includes options to purchase 5,833 shares exercisable within 60 days of March 31, 2001.

 (6) Includes options to purchase 5,833 shares exercisable within 60 days of March 31, 2001.

 (7) The 3,035,833 shares include 25,000 shares and options to purchase 25,000 shares exercisable within 60 days of March 31, 2001 held in the name of Mr. Yeh's wife, Chiu Lan Sun. Also includes options to purchase 5,833 shares exercisable within 60 days of March 31, 2001.

 (8) Includes 100,000 shares subject to the right of repurchase, which the Company may exercise upon Mr. Hubbard's termination of employment. Also includes options to purchase 100,000 shares exercisable within 60 days of March 31, 2001.

 (9) Principal address is #2 Tsu-yu Street, Tu-cheng, Taipei Hsien, Taiwan. The board of directors of Foxconn Holding Limited has dispositive power for the shares and has delegated voting power to Ms. Chiu Lian Huang.

(10) According to a Schedule 13G dated March 30, 2001 filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company, each entity holds sole voting power as to 2,849,000 shares and sole dispositive power as to 3,546,000. Each disclaims beneficial ownership.

(11) According to Schedule 13G dated February 15, 2001 filed jointly by James C. Yeh and CPY & Associates, the 3,005,000 shares include 2,000,000 shares held by CPY & Associates, 400,000 shares held by CPY USA I, 275,000 shares held by CPY USA II, 155,000 shares held by CPY International and 150,000 shares held by CPY California. CPY & Associates, CPY USA I, CPY USA II, CPY International and CPY California are affiliates since they are under the common control of Mr. Yeh. Mr. Yeh is the manager of CPY & Associates and has dispositive and voting power for the shares held by CPY & Associates, CPY USA I, CPY USA II, CPY International and CPY California. Mr. Yeh disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Principal address is 45036 Cougar Circle, Fremont, CA 94539.

(12) According to a Schedule 13G dated February 14, 2001, Mr. Swan Chen has dispositive and voting power for the shares held by Transpac Nominees PTE Ltd. Principal address is 6 Shenton Way #20-09, DBS Building Tower Two, Singapore 068809.

(13) According to a Schedule 13G filed jointly by New Enterprise Associates 9, Limited Partnership, NEA Partners 9, Limited Partnership, Stewart Alsop II, Peter J. Barris, Nancy L. Dorman, Ronald M. Kase, C. Richard Kramlich, Arthur J. Marks, Thomas C. McConnell, Peter T. Morris, John M. Nehra, Charles W. Newhall III, and Mark W. Perry, each of the aforementioned the general partners of New Enterprise Associates 9, L.P. and NEA Ventures 2000 has shared dispositive and shared voting power for the 1,999,546 shares held by New Enterprise Associates 9, L.P. Each of the aforementioned also has shared dispositive and shared voting power for the 454 shares held by NEA Ventures 2000 L.P. Mr. Morris may be deemed to beneficially own 1,999,546 shares owned by New Enterprise Associates 9, L.P., 454 shares owned by NEA Ventures 2000, L.P. Mr. Morris disclaims beneficial ownership as to 2,000,000 of these shares, except to the extent of his pecuniary interest there. The address of the principal business office of NEA 9, NEA Partners 9, Dorman, Marks, Nehra and Newhall is New Enterprise Associates, 1119 St. Paul Street, Baltimore, Maryland 21202. The address of the principal business office of Alsop, Kase, Kramlich, McConnell, Morris and Perry is New Enterprise Associates, 2490 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Barris is One Freedom Square, 11951 Freedom Drive, Suite 1240, Reston, Virginia 20190.

(14) Includes 604,167 shares subject to options exercisable within 60 days of March 31, 2001, and 2,013,334 shares subject to the right of repurchase upon the officers' or directors' termination as of March 31, 2001.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid to the Company's Chief Executive Officer and our named executive officer. The total annual salary and bonus paid to each of our other executive officers did not exceed $100,000 for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                            ANNUAL COMPENSATION     SECURITIES
                                                            -------------------     UNDERLYING
                NAME AND POSITION                   YEAR     SALARY      BONUS       OPTIONS
                -----------------                   ----    --------    -------    ------------
Peter C. Chang....................................  2000    $174,505(1) $16,000(2)  1,125,000
  Chief Executive Officer and President             1999      66,000         --       275,000

David A. Hubbard..................................  2000     121,163     22,000(3)    100,000
  Vice President, Sales and Marketing               1999      65,082         --       100,000

---------------
(1) Mr. Chang's salary in 2000 includes a one-time payment in 2001 of $8,769 for paid time off accrued.

(2) Mr. Chang's bonus was earned in fiscal 2000 and paid in fiscal 2001.

(3) Includes a $12,000 bonus earned in fiscal 2000 and paid in fiscal 2001.

STOCK OPTIONS

     The following table sets forth certain information for the fiscal year ended December 31, 2000 with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

                             OPTION GRANTS IN 2000

                                        INDIVIDUAL GRANTS
                        --------------------------------------------------   POTENTIAL REALIZABLE VALUE
                        NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL RATES
                        SECURITIES   TOTAL OPTIONS                           OF STOCK PRICE APPRECIATION
                        UNDERLYING    GRANTED TO                                 FOR OPTION TERM(3)
                         OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION   ---------------------------
         NAME            GRANTED      FISCAL YEAR     PRICE        DATE           5%            10%
         ----           ----------   -------------   --------   ----------   ------------   ------------
Peter C. Chang........  1,125,000(1)     22.1%        $0.20     9/16/2009    $10,770,039    $17,282,762
David A. Hubbard......    100,000(2)      2.0          0.20      8/6/2009        957,337      1,536,245

---------------
(1) Includes 708,334 shares subject to repurchase, which the Company may exercise upon Mr. Chang's termination of employment.

(2) These options are all subject to repurchase, which the Company may exercise upon Mr. Hubbard's termination of employment.

(3) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND 2000 YEAR END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                                DECEMBER 31, 2000(#)        DECEMBER 31, 2000(2)
                              SHARES ACQUIRED      VALUE      -------------------------   -------------------------
            NAME              ON EXERCISE(#)    REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              ---------------   -----------   -------------------------   -------------------------
Peter C. Chang..............     1,480,000        $12,000              --/--              $    --/$    --
David A. Hubbard............       325,000         33,750          100,000/75,000              600,000/450,000

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at December 31, 2000 ($6.00 per share) minus the exercise price.

INDEBTEDNESS OF MANAGEMENT

     The individuals listed below elected to pay the exercise price for some of their outstanding options with full recourse promissory notes secured by the Common Stock underlying the options. All of the notes bear interest at 6.50% per year, except for the note from John M. Harland, which bears interest at 7.00% per year. As of March 31, 2001, the principal of and interest on these notes have not been paid. The interest accrued to date and the original total principal amounts of the promissory notes executed by each executive officer in favor of the Company are:

                                                                                INTEREST
                                               SHARES                        ACCRUED AS OF     ORIGINAL
    EXECUTIVE OFFICER         NOTE DATE       PURCHASED       NOTE DUE       MARCH 31, 2001   NOTE AMOUNT
    -----------------      ----------------   ---------   ----------------   --------------   -----------
Peter C. Chang...........   January 1, 2000     355,000    January 1, 2004      $ 4,794       $   59,000
Peter C. Chang...........  January 30, 2000     125,000   January 30, 2004        1,896           25,000
Peter C. Chang...........       May 2, 2000   1,000,000    January 1, 2004       11,917          200,000
Gregory Barnes...........      June 9, 2000     250,000       June 9, 2004        6,568          125,000
Gregory Barnes...........   August 25, 2000      50,000    August 25, 2004        3,884          100,000
John M. Harland..........     July 26, 2000     330,000      July 26, 2004       15,708          330,000
David A. Hubbard.........     April 5, 2000     225,000      April 4, 2004          723           11,250
David A. Hubbard.........   August 17, 2000     100,000    August 17, 2004        4,035          100,000
Wei-shin Tsay............   August 25, 2000     500,000    August 25, 2004       38,838        1,000,000

CHANGE OF CONTROL ARRANGEMENTS

     The stock option agreement with R. David Dicioccio provides that stock options granted to Mr. Dicioccio will automatically vest if his relationship with the Company is involuntarily terminated after a change of control of the Company, as those terms are defined in the agreement. The stock option agreement with Peter C. Chang provides that one half of the unvested stock options granted to Mr. Chang will automatically vest upon a change of control of the Company, as defined in the agreement. The stock option agreement with John M. Harland provides for the automatic vesting of the number of shares calculated on a pro rata basis as if vesting occurred on a monthly basis over 48 months beginning on the vesting commencement date, plus 25% of the unvested shares subject to the option, in the event that, in contemplation of, or at any time after a change of control of the Company, Mr. Harland's employment is involuntarily terminated other than for cause or is constructively terminated, as those terms are defined in the agreement. As of March 31, 2001, an aggregate of 559,792 unvested options to purchase Common Stock are subject to change of control provisions.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee, established in September 1999, is comprised of two non-employee directors. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers, as well as administering various incentive compensation and benefit plans. Prior to fiscal 2000, the responsibilities of the Compensation Committee were fulfilled by the full Board of Directors.

COMPENSATION PHILOSOPHY

     In November 2000, the Company completed its initial public offering of its Common Stock and became a reporting company at that time. It is the Compensation Committee's philosophy to link executive compensation directly to the interests of the Company's stockholders and therefore to financial objectives that the Compensation Committee believes are primary determinants of long-term stockholder value. To conserve cash and encourage growth during the first years of the Company's existence, our executive compensation in previous years has been based on the "start-up" model, with a relatively low percentage of compensation comprised of base salary and a higher percentage of stock options. As we continue to grow and develop, we are shifting our compensation plans to mirror those of other publicly traded companies in our sector and to reflect the size and value of the Company. In order to attract and retain highly talented executives, the Company will offer base salaries that are competitive with salary levels within its industry. The components of executive officer compensation, base salary, bonus and stock options, are discussed below.

     It is our policy generally to qualify executive compensation for deductibility under section 162(m) of the Internal Revenue Code, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not expect that the compensation to be paid to any of our executive officers for fiscal 2001 will exceed the $1 million limit.

EXECUTIVE OFFICER BASE SALARY

     The Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2001. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee's philosophy is that a certain portion of executive officer compensation should be contingent upon the Company's performance and an individual's contribution to the Company's success in meeting critical objectives. The Compensation Committee sets the salary and bonus potential of each executive officer on a case by case basis. The Compensation Committee, together with the Chief Executive Officer, considers market information and the base salaries and other incentives paid to executive officers of other companies within its industry. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. For fiscal 2001, the Compensation Committee determined that base salaries would be increased in order to align the compensation of the executive officers with executive officers of its competitors.

EXECUTIVE OFFICER BONUSES

     Bonuses paid for fiscal 2000 were determined on a case by case basis. Each executive officer was evaluated individually to determine the bonus for the fiscal year, which was based on performance criteria. In January 2001, the Compensation Committee adopted an executive bonus plan. Pursuant to the terms of the new plan, bonuses for fiscal 2001 are tied to corporate performance, individual performance, and each executive officer's base salary. Executive officers will also be eligible to receive an additional stock option grant that will be based on overall company performance.

STOCK OPTION GRANTS

     The Compensation Committee is responsible for administering our 2000 Stock Incentive Plan for executive officers, under which it grants options to purchase our Common Stock with an exercise price equal to the fair market value of a share of our Common Stock on the date of grant. The Non-Executive Compensation Committee develops and monitors compensation arrangements and grants option awards for employees who are not officers or directors. The Compensation Committee believes that stock ownership by the Company's executive officers aligns their interests with those of our stockholders and provides its executive officers with substantial motivation to manage the Company well. Accordingly, a considerable portion of the Company's executive officers' compensation consists of stock options. When determining the size of an option grant to an executive officer, the Compensation Committee, after consulting with the Chief Executive Officer, considers the executive officer's and the Company's performance, the executive officer's level and responsibilities within the Company, the executive officer's base salary and the size of option grants to executive officers in similar positions throughout the industry.

     The Company's employees generally are also able to participate in the Company's 2000 Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each of the executive officers may purchase up to 1,333 shares of our Common Stock in a six month period at a discount to the market price. The number of shares that may be purchased by each participant is limited by applicable tax laws.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is determined using the same criteria as for the other executive officers. For fiscal 2001, the Compensation Committee set Mr. Chang's salary at $200,000. In fiscal 2000, Mr. Chang's salary was increased from $66,000 to $160,000. In fiscal 2000, Mr. Chang also received a $16,000 bonus and he was awarded options to purchase 1,125,000 shares of Common Stock, 416,666 of which are fully vested and the remainder of which vest monthly over the next 33 months.

                             COMPENSATION COMMITTEE

                               R. David Dicioccio
                                  James C. Yeh

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows the two-month cumulative total stockholder return assuming the investment of $100 on November 21, 2000 (the day of the Company's initial public offering) in each of the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.
                              [PERFORMANCE GRAPH]

                                                  ALLIANCE FIBER OPTIC               NASDAQ
                                                        PRODUCTS               TELECOMMUNICATIONS           NASDAQ COMPOSITE
                                                  --------------------         ------------------           ----------------
11/21/00                                                 100.00                      100.00                      100.00
12/2/00                                                   69.14                       92.20                       92.12
12/8/00                                                   75.31                      105.54                      101.60
12/15/00                                                  66.67                       98.04                       92.40
12/22/00                                                  50.00                       87.16                       87.66
12/29/00                                                  59.26                       88.21                       86.04

                       11/21/00   12/2/00   12/8/00   12/15/00   12/22/00   12/29/00
                       --------   -------   -------   --------   --------   --------
 Alliance Fiber
  Optic Products       $100.00    $69.14    $75.31     $66.67     $50.00     $59.26
 Nasdaq
  Telecommunications    100.00     92.20    105.54      98.04      87.16      88.21
 Nasdaq Composite       100.00     92.12    101.60      92.40      87.66      86.04

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000 and adopted by the Audit Committee on January 30, 2001. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are James C. Yeh (Chairman), Gwong-Yih Lee and Peter T. Morris, each of whom meets the independence standards established by The Nasdaq Stock Market.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

     The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

     In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                             James C. Yeh, Chairman
                                 Gwong-Yih Lee
                                Peter T. Morris

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In the fiscal year ended December 31, 2000, the Company sold shares of its convertible preferred stock in private financings as follows:

     - 2,000,000 shares of Series B convertible preferred stock at $2.00 per share in January 2000; and

     - 5,000,000 shares of Series C convertible preferred stock at $5.50 per share in July and August 2000.

     Each share of convertible preferred stock converted automatically into one share of Common Stock upon the closing of the Company's initial public offering in November 2000. The purchasers of the convertible preferred stock included the following directors, executive officers, holders of more than 5% of our securities and their affiliated entities:

                                                               SHARES OF CONVERTIBLE
                                                                  PREFERRED STOCK
                                                              -----------------------
                          INVESTOR                            SERIES B      SERIES C
                          --------                            --------      ---------
Peter C. Chang..............................................  140,000(1)           --
R. David Dicioccio..........................................       --         100,000(2)
John M. Harland.............................................       --          21,500(3)
Entities affiliated with CPY & Associates...................  980,000(4)           --
Foxconn Holding Limited.....................................  500,000              --
Entities affiliated with New Enterprise Associates..........       --       2,000,000

---------------
(1) Consists of 140,000 shares held by Mr. Chang's brother.

(2) Purchased at $5.50 per share, compared to the deemed fair market value of $11.76 per share at the time of the purchase.

(3) Purchased at $5.50 per share, compared to the deemed fair market value of $11.76 per share at the time of the purchase and includes 12,000 shares held in the name of Mr. Harland's minor children.

(4) Includes 400,000 shares held by CPY USA I, 275,000 shares held by CPY USA II, 155,000 shares held by CPY International and 150,000 shares held by CPY California.

     In January 2000, prior to being elected a director, R. David Dicioccio was engaged to provide financial advisory services as a consultant in exchange for an option to purchase 150,000 shares of the Company's Common Stock at an exercise price of $0.20 per share, vesting over two years beginning March 1, 2000. As of December 31, 2000, 93,750 shares of the option were unvested and the fair value of the unvested shares was determined to be $547,500 using the Black-Scholes option pricing model.

     From mid-1999 through December 2000, Chiu Lan Sun, the wife of director James C. Yeh, provided financial and strategic advisory services as a consultant in exchange for an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.20 per share. As of December 31, 2000, 25,000 shares of the option grant remained unexercised. The fair value of the unexercised portion of the option was determined to be $146,000 using the Black-Scholes option pricing model.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. PricewaterhouseCoopers LLP has audited the Company's financial statements since July 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

     Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Form 10-K was $124,000. Less than 50% of the hours expended on the engagement to audit the Company's financial statements for fiscal year 2000 were attributed to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.

     Financial Information Systems Design and Implementation Fees. No fees were billed for professional services rendered for information technology services related to financial information systems design and implementation by PricewaterhouseCoopers LLP for fiscal year 2000.

     All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP other than for the services described above, including tax consulting, permitted internal audit outsourcing and other non-audit services, for fiscal year 2000 was $28,000.

     The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

REQUIRED VOTE

     Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Board of Directors will review its future selection of the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Secretary of the Company no later than December 19, 2001 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

                                 OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

                                PAYMENT OF COSTS

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that, Messrs. Dicioccio, Harland, Morris, Tung and Yeh amended their Forms 3 in March and April 2001 to reflect information inadvertently omitted from the original filings. Mr. Lee is in the process of amending his Form 3 to reflect information inadvertently omitted from the original filings.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                          By order of the Board of Directors

                                          /s/ PETER C. CHANG
                                          Peter C. Chang
                                          Secretary

April 18, 2001

THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K HAS BEEN MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K, BUT WILL CHARGE A REASONABLE FEE PER PAGE TO ANY REQUESTING STOCKHOLDER. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 735 NORTH PASTORIA AVENUE SUNNYVALE, CALIFORNIA 94085, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE STOCKHOLDER THAT AS OF MARCH 30, 2001, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                                                      APPENDIX A

                     ALLIANCE FIBER OPTIC PRODUCTS, INC.
                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company's
(1) financial statements and auditing, accounting and related reporting processes and (2) systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board.

COMPOSITION

     The Audit Committee shall consist of at least three members of the Board, each of whom shall meet the independence and experience requirements of applicable laws, regulations, and stock market rules. The members of the Audit Committee shall be appointed by the Board.

RESPONSIBILITIES

     The Audit Committee shall:

     DOCUMENTS/REPORTS REVIEW

     - Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and recommend that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     - Review with management and the independent auditors the Company's quarterly financial statements.

     - Review with management and the independent auditors the significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and discuss any other matters communicated to the Committee by the independent auditors.

     - Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     ACCOUNTING AND FINANCIAL CONTROLS FRAMEWORK

     - Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

     - Review with the independent auditors any management letter provided by the independent auditors and the Company's responses to that letter.

     INDEPENDENT AUDITORS

     - Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

     - Approve the fees to be paid to the independent auditors.

     - Receive disclosures from the independent auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditors, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

     - Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

     - Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     - Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

GENERAL AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

        PROXY                                                              PROXY

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


p               The undersigned hereby authorizes PETER C. CHANG or JOHN M.
        HARLAND, as Proxies with full power in each to act without the other and
r with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual
o Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the "Company") to be held at the Sunnyvale Sheraton Hotel, 1100 North
x Mathilda Avenue, Sunnyvale, California on May 18, 2001 at 2 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to
y       vote as follows:

        Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


---------------                                                 ---------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                               SIDE
---------------                                                 ---------------


                                   DETACH HERE

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE              PLEASE MARK
      ELECTION OF DIRECTORS AND FOR PROPOSAL 2.                [X]  VOTES AS
                                                                    IN THIS
                                                                    EXAMPLE.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

1.  Proposal to elect Mr. Peter C. Chang and               2. Proposal to ratify the appointment of       FOR   AGAINST  ABSTAIN
    Mr. R. David Dicioccio as directors of                    PricewaterhouseCoopers LLP as the           [ ]     [ ]      [ ]
    the Company to serve until the 2004                       Company's independent auditors.
    Annual Meeting of Stockholders or until
    their successors are duly elected and                  3. In their discretion, the Proxies are authorized to vote upon such
    qualified.                                                other business as may properly come before the meeting or any adjournments thereof.

          FOR                        WITHHELD
          ALL      [ ]      [  ]     FROM ALL
       NOMINEES                      NOMINEES

Instruction: To withhold authority to vote                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
for any individual nominee, write that                     ENVELOPE.
nominee's name in the space provided below:

                                      MARK HERE            Please sign where indicated below. When shares are held by joint tenants,
                                      FOR                  both should sign. When signing as attorney, executor, administrator,
                                      ADDRESS    [ ]       trustee or guardian, please give full title as such. If a corporation,
                                      CHANGE AND           please sign in full corporate name by an authorized officer. If a
                                      NOTE BELOW           partnership, please sign in full partnership name by an authorized
[ ]                                                        person.
   -----------------------------------
   For all nominees except as noted above


Signature:                              Date:                Signature:                                   Date:
           -----------------------------     ---------------           -----------------------------------     --------------------